UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 13, 2010

Huntington Preferred Capital, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-33243	31-1356967
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntington Center
41 South High Street
Columbus, Ohio	43287
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (614) 480-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Huntington Preferred Capital, Inc. (HPCI) held its annual meeting of shareholders on May 13, 2010.  At this meeting, the shareholders approved the following management proposals:

1.
Election of nine directors (David S. Anderson, Timothy R. Barber, Richard A. Cheap, Reginald D. Dickson, Edward J. Kane, Roger E. Kephart, Donald R. Kimble, Thomas P. Reed, and James D. Robbins) to serve until the Annual Meeting of Shareholders to be held in 2011 and until their successors are elected.

2.	Ratification of appointment of Deloitte & Touche LLP to serve as the company’s independent registered public accounting firm for the year 2010.

There were 14,000,000 votes cast in favor of each proposal by the holders of HPCI’s common stock and 1,400,000 votes cast in favor of each proposal by the holders of HPCI’s Class D Preferred Shares.  There were no votes against, no abstentions, and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON PREFERRED CAPITAL, INC.

Date: May 17, 2010	By:	/s/ Donald R. Kimble
Donald R. Kimble, President